EXHIBIT 31.1
CERTIFICATION

I, Andrew F. Puzder, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of CKE Restaurants, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ ANDREW F. PUZDER
Andrew F. Puzder
Chief Executive Officer

Date: May 24, 2011